Certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

ETHANOL PURCHASE AND SALE AGREEMENT

BETWEEN

CARDINAL COLWICH, LLC

AND

MUREX LLC

APRIL 26, 2024

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

This Agreement is made effective as of April 26, 2024, by and between Cardinal Colwich, LLC, a Kansas limited liability corporation, having its offices in Colwich, Kansas ("Seller"), and Murex LLC, a Texas limited liability company with its principal office in Plano, Texas ("Buyer").

RECITALS:

WHEREAS, on January 31, 2024, Seller, a wholly owned subsidiary of Cardinal Ethanol, LLC, completed the acquisition of substantially all the assets of Element, LLC, which owned a facility in Colwich, Kansas capable of producing Ethanol, corn oil and high protein feed products (the “Plant”), and

WHEREAS, Seller has agreed to sell to Buyer, and Buyer has agreed to buy from Seller all (100%) of the Ethanol to be produced from the Plant on the terms and conditions in this Agreement.

NOW THEREFORE this Agreement, in consideration of the promises and mutual covenants and conditions contained herein, Seller and Buyer agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

"Applicability". The definitions in this Article apply to this Agreement. Any word, phrase or expression that is not defined in this Agreement and that has a generally accepted meaning in the custom and usage in the ethanol industry in the United States shall have that meaning in this Agreement.

"Assignment of Contract" means an assignment of contract related to this Agreement executed by Seller in accordance with Section 19.3.

"ASTM D-4806" shall be defined on Schedule A.

"Buyer" means Murex LLC, a Texas limited liability company, with the address of 7160 North Dallas Parkway, Suite 300, Plano, Texas 75024.

"Commission" means for each net gallon that Buyer takes under this Agreement; Buyer shall receive [***] per Gallon of Ethanol Delivered pursuant to Section 7.1 (a) and (c).

"Date of First Delivery" means the date when Ethanol produced at the Plant is available for Delivery to Buyer under this Agreement. This will be agreed by Buyer and Seller and memorialized with a letter or email.

"Delivery" means the transfer of Ethanol from Seller to the transportation vehicle (rail car or truck) contracted by Buyer at the Delivery Point.

"Delivery Point" means the loading of Ethanol at the outlet flange transferring the Ethanol into rail cars or trucks.

"Dollars". All references to "dollars" in this Agreement shall be references to amounts expressed in United States currency. All calculations of monetary sums to be hereunder shall be made in US currency.

"Effective Date" means the Date of First Delivery.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

"Ethanol" means the clear odorless liquid produced for use as a motor fuel additive made from fermented grain being approximately 200 proof alcohol produced by Seller at the Plant.

"Force Majeure" has the meaning given in Section 13.2.

"Forward Contracted Gallons" means any gallons of Ethanol produced from the Plant for which Buyer has agreed to resell to third parties pursuant to binding forward delivery contracts.

"Gallon" means one U.S. gallon of ethanol — [***].

"Initial Term" has the meaning given in Section 3.1.

“Material Change in Control” means the occurrence of any one or more of the following (i) when a person or entity, or more than one person or entity acting as a group, acquires at least 50.1% of the equity ownership of Seller (whether in a single transaction or a series of related transactions), or (ii) Seller sells or transfers all or any material portion of its assets (whether in a single transaction or a series of related transactions), excluding assets in the ordinary course of business, or (iii) any merger, reorganization, business combination, recapitalization or consolidation, if, as a result thereof, a person or entity, or more than one person or entity acting as a group, acquires at least 50.1% of the equity ownership of Seller or any other entity that is the surviving entity in such merger, recapitalization or consolidation.

"Prime Commercial Lending Rate" means the rate of interest most recently published in the Money Rate Table of the Wall Street Journal as the prime annual rate of interest.

"Purchase Price" has the meaning given in Section 7.1.

"Renewal Terms" has the meaning given in Section 3.1.

"Resale Costs" means all reasonable and customary costs and charges incurred by Buyer in handling Gallons received from the Plant (including the cost of any Gallons properly obtained by Buyer pursuant to Section 7.3 herein), without mark-up by Buyer, and without charge for Buyer's administrative costs.

"Sale Price" has the meaning given in Section 7.1.

"Schedule" means Schedule A attached to this Agreement, as it may be amended and revised from time to time, which shall constitute part of, and shall be included in this Agreement.

"Seller" means Cardinal Colwich, LLC a Kansas limited liability company, with the address of 523 East Union Avenue, Colwich, Kansas 67030.

"Taxes" has the meaning given in Section 7.2.

"Total Annual Plant Production" means the entire production of Ethanol from the Plant, within a 12-month period, which production is estimated but not warranted to be approximately 70 million Gallons and any additional capacity expansion of Ethanol from the Plant in each 12-month period; provided that for the 12-month period beginning on the Date of First Delivery, such production may be less.

"Transportation Costs" means reasonable and customary costs charged by a third party for transportation from Plant to a buyer's point of delivery together with insurance and all other costs and
Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

charges incurred to third parties other than Resale Costs in connection with such transportation, without mark-up by Buyer, and without charge for Buyer's administrative costs.

ARTICLE II
DATE OF FIRST DELIVERY NOTICE

Section 2.1 Notice Dates. Seller shall provide Buyer notice one hundred eighty (180) days prior to the projected Date of First Delivery of Seller's best estimate of the range of potential dates for Date of First Delivery covering a forty-five (45) day period. Ninety (90) days prior to the anticipated Date of First Delivery, Seller shall provide Buyer with a best estimate of a projected Date of First Delivery covering a range of thirty (30) days. Forty-five (45) days prior to the projected Date of First Delivery, Seller shall provide Buyer with a best estimate of a projected Date of First Delivery covering a range of seven (7) days.

Section 2.2 Production Estimates. With each notification in Section 2.1, Seller shall provide a best estimate of the amount of Ethanol production on a daily basis for the six (6) month period following the estimated Date of First Delivery to Buyer. After the Date of First Delivery, Seller shall provide monthly notices to Buyer, by the 20th of each month, estimating the daily production for the next six (6) month period beginning the first month following the date of the last estimate. Seller shall promptly notify Buyer of any adjustments to the Ethanol production schedule that has been most recently given to Seller.

ARTICLE III
TERM; TERMINATION

Section 3.1 Initial Term; Renewal. The initial term of the Agreement shall be slightly more than a [***], beginning on the Date of First Delivery (the "Initial Term") [***]. The Initial Term shall be followed by renewal terms (the "Renewal Terms") [***] that renew automatically unless notice is given by either party at least [***] days prior to the end of the current term.

Section 3.2 Effective During Initial Term. Subject to the conditions of this Agreement, this Agreement shall be effective for the Initial Term and shall continue after the Initial Term, if renewed as provided in Section 3.1.

Section 3.3 Termination During Initial Term. This Agreement may not be terminated during the Initial Term unless pursuant to the provisions of this Agreement and shall otherwise continue after the Initial Term unless (i) terminated pursuant to this Agreement, or (ii) not renewed pursuant to Section 3.1.

Section 3.4 Termination By Seller Due To Buyer Insolvency. If Buyer becomes insolvent or suffers the filing of a petition of bankruptcy, executes an assignment for the benefit of creditors, or becomes the subject of any insolvency proceeding of any nature, then, in addition to any other rights and remedies Seller may have, Seller shall have the right to immediately terminate this Agreement by written notice.

Section 3.5 Termination By Buyer Due to Seller Insolvency. If Seller (i) becomes insolvent or suffers the filing of a petition of bankruptcy, executes an assignment for the benefit of creditors, or becomes the subject of any insolvency proceeding of any nature, then, in addition to any other rights and remedies it may have, Buyer shall have the right to immediately terminate this Agreement by written notice.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

Section 3.6 Termination for Intentional Misconduct. If either party engages in intentional misconduct reasonably likely to result in significant adverse consequences to the other party, the party harmed or likely to be harmed by the intentional misconduct may terminate this Agreement immediately, upon written notice to the party engaging in the intentional misconduct.

Section 3.7 Early Termination Due to Material Change in Control. This Agreement may be terminated early by Seller if there occurs during the Initial Term, or during any Renewal Term, a Material Change in Control. Seller will notify Buyer of such Material Change in Control within ten (10) days after its consummation (or within ten (10) days after Seller becomes aware of the consummation of a Material Change in Control), and Seller may terminate this Agreement by providing ninety (90) days prior written notice to Buyer; provided, however, any such termination shall be subject to the provisions of Section 3.8(b)

Section 3.8 Effect of Termination.
a.Upon termination of this Agreement, all obligations of Buyer to Seller and Seller to Buyer shall terminate, other than such obligations which are expressly provided herein to survive termination of this Agreement; provided, however, (i) payment obligations for any amounts owing by one Party to the other Party accrued up to the date of such termination shall remain in full force and effect and shall be promptly paid and settled in accordance with the terms of this Agreement, (ii) such termination shall not release any Party from any liability for any breach or non-performance by such Party arising prior to such termination, and (iii) the obligations set forth in Section 3.7 shall survive such termination and the rights and obligations of the Parties under the Settlement Agreement shall survive such termination.

b.If a contract involving Seller's Ethanol, Renewable Identification Numbers (“RINs”) and other carbon reduction benefits extends beyond the termination date of this Agreement, and if Seller has approved such Buyer contract prior to its execution as evidenced by a written purchase agreement, Seller shall be required to deliver sufficient amounts of Ethanol to Buyer to cover such commitments following termination of this Agreement.

ARTICLE IV
PURCHASE AND DELIVERY OBLIGATIONS

Section 4.1 Purchase of Ethanol Production. Subject to the provisions of this Agreement, Seller shall sell and make available for Delivery and Buyer shall purchase and take Delivery in accordance with Section 5.1 of one hundred percent (100%) of the Ethanol produced by the Plant on a daily basis. Notwithstanding the foregoing, if Seller chooses, in its sole discretion, to market and sell Ethanol at a retail fueling station owned by Seller or one of its affiliates then Seller shall not be required to make available for Delivery to Buyer any Ethanol sold in that manner.

Section 4.2 Access to Delivery Point. Buyer shall be given reasonable access to the Delivery Point(s) at the Plant during normal business hours upon reasonable prior notice; provided that Buyer's access shall be without disruption to Seller's business operations at the Plant. Buyer will provide Seller with delivery schedules and, at the sole cost of Buyer, make arrangements for transportation of the Ethanol. Seller shall handle and supervise the loading and Delivery of Ethanol, prepare Delivery documentation and generally be responsible for all documentation and paperwork ancillary to such activities. All equipment necessary to load rail cars or trucks at the Delivery Point shall be supplied by Seller without charge to Buyer.

Section 4.3 Purchase Exclusivity. Subject to Section 4.1, Buyer is obligated, and shall have the exclusive right, to purchase from Seller all Ethanol produced at the Plant. If Buyer does not purchase and take Delivery of all Ethanol produced at the Plant or does not resell all of the Ethanol
Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

produced at the Plant, Buyer shall purchase the Ethanol for its own account. When Buyer's purchase is for its own account based on the conditions above, such sales shall be at market prices agreed upon by Seller and Buyer. For purchases of Ethanol by Buyer for its own account Buyer will be responsible for all storage and other charges (including transportation) after the purchase and Buyer will be entitled to all proceeds obtained from the resale of the Ethanol.

Section 4.4 D6 Ethanol RINs. On all ethanol produced, Buyer will handle all RIN activity for Seller through the Environmental Protection Agency (“EPA”) Moderated Transaction System (''EMTS''). In addition, Buyer will submit all regulatory reports required by the EPA following Seller's review and approval. Buyer represents and warrants that all RIN activity reports and regulatory reports will be conducted and completed in accordance with and as required by all applicable laws and regulations.

ARTICLE V
QUANTITY

Section 5.1 Uniform Weekly Deliveries. Seller shall deliver the Ethanol and Buyer shall take Delivery of Ethanol at the Delivery Point(s) at uniform weekly rates, as nearly as practicable such that the Ethanol delivered (“Delivered”) in any one month shall approximately equal one twelfth (1/12th) of Seller's estimated annual Ethanol production. Buyer shall be obligated to take Delivery of, and to pay for in accordance with Article 4, all quantities of Ethanol tendered for Delivery by Seller.

Section 5.2 Quantity Measurement. The quantity of Ethanol Delivered to Buyer by Seller from the Plant shall be established by outbound meter tickets expressed in net temperature-corrected Gallons in accordance with standards commonly used within the industry in the United States of America. The meter tickets shall be obtained from meters which are certified as of the time of loading and which comply with all applicable laws, rules and regulations. The outbound meter tickets shall be determinative in the absence of manifest error [***] of the quantity of Ethanol for which Buyer is obligated to pay pursuant to Section 10.1.

ARTICLE VI
QUALITY

Section 6.1 Specification Requirement. Seller shall deliver Ethanol to Buyer under this Agreement that meets the specifications set forth in "Schedule A". If any government entity requires a change in the specifications set forth in Schedule A, Buyer shall notify Seller of the change in specifications. Seller and Buyer agree to change the specifications of Ethanol in this Agreement within a reasonable time as agreed to by Buyer and Seller, accordingly, subject to Article 13.

Section 6.2 Insurance. Seller shall arrange and maintain a minimum of [***] product and commercial general liability insurance and cause Buyer to be designated as loss payee or additional insured as their interests may appear, with waiver of subrogation by the insurer against Buyer. Seller shall further arrange and maintain employer's liability insurance meeting all statutory requirements. In each ease Seller shall provide to Buyer a copy of the certificate(s) of insurance evidencing the existence of the required insurance. Likewise, Buyer shall arrange and maintain a minimum of US [***] product and commercial general liability insurance and cause Seller to be designated as loss payee or additional insured as their interests may appear, with waiver of subrogation by the insurer against Seller. Buyer shall further arrange and maintain employer's liability insurance meeting all statutory requirements. In each ease Buyer shall provide to Seller a copy of the certificate(s) of insurance evidencing the existence of the required insurance.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

Section 6.3 Responsibility for Off-Specification Ethanol. If the Ethanol Delivered by Seller does not meet the specifications set forth in Schedule "A" when Delivered by Seller to the transportation vehicles and quality claims arise as a result thereof, such quality claims will be administered by Buyer with prior consent of Seller. Such claims shall be solely for Seller's account and Buyer shall not be responsible in any manner whatsoever for such claims.

Section 6.4 Maintenance of Samples. Seller agrees to maintain original sealed numbered samples of all Ethanol after Delivery into transportation vehicles before it leaves the Delivery Point premises. Seller will label these samples to indicate date of shipment and the truck or rail car number will be included. Seller will retain these samples for three (3) months and shall send one such sample to Buyer immediately upon Buyer's request.

ARTICLE VII
PRICE

Section 7.1 Determination of Price.
a.For all sales of Ethanol by Buyer, where Buyer has agreed to sell Ethanol to third party customers, Buyer agrees to pay to Seller for each Gallon of Ethanol Delivered determined in accordance with Section 5.2 (the "Purchase Price"). The Purchase Price shall be equal to the actual sale price invoiced by Buyer for such [***].

b.Buyer covenants to use its best efforts to obtain for Seller the best Purchase Price then available for Ethanol sales taking into consideration the deduction of all [***]. It will be the responsibility of Buyer to perform all billing in regard to the sale of Ethanol to third parties, to collect all receivables, to undertake legal collection procedures as necessary, and to bear the risk and be responsible for any bad accounts. Buyer shall in no circumstances be obligated to sell Ethanol to any buyer whose creditworthiness is unacceptable to Buyer, provided that if Buyer determines that there are no buyers willing to purchase Ethanol of creditworthiness acceptable to Buyer, then Buyer shall purchase such Ethanol for its own account in accordance with this Agreement. Seller agrees that its remedies for Buyer's breach of its obligation in this paragraph (b) shall include without limitation, the right to specific performance and the right to terminate this Agreement.

c.For all sales of Export Ethanol by Buyer or for sales of Ethanol for Buyer's own account, Buyer agrees to pay to Seller a purchase price, as follows: for each Gallon of Export Ethanol Delivered or for each Gallon of Ethanol Delivered to be sold to Buyer for its own account, which quantity shall be determined in accordance with Section 5.2 (the "Special Purchase Price"). "Export Ethanol" shall mean each gallon of Ethanol to be sold by Buyer outside the United States. The Special Purchase Price shall be equal to [***]. "Market Bid" shall mean the bid that is accepted by Seller in a written purchase agreement. If Seller ships Ethanol to [***]. Because the Special Purchase Price may not be finalized at the time of Payment, a Provisional Price may be used. "Provisional Price" shall mean the estimated price which will be used which shall be agreed upon by Buyer and Seller. The Special Purchase Price will be finalized and the Provisional Price trued up by the end of the month following the sale.

Section 7.2 Payment of Taxes. Section 7.2 Payment of Taxes. The State of California has instituted an income tax for out-of-state entities based on the percentage of sales within California to total sales and based on the overall profitability of the entity. Depending on the percentage of sales in California and the profitability of Buyer, this new tax might result in large amounts of taxes unrelated to California sales.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

Seller shall pay or cause to be paid all valid levies, assessments, duties, rates and taxes (together "Taxes") assessed on Ethanol prior to the Delivery of the assessed Ethanol at the Delivery Point. Buyer shall pay or cause to be paid all Taxes imposed on the Ethanol or sale of Ethanol after the Delivery of the Ethanol at the Delivery Point. If any Taxes are imposed and paid by Buyer, the Purchase Price shall be reduced by the amount of such Taxes actually paid by Buyer, including the California income tax discussed above.

Section 7.3 Inability to Produce. In the event Seller's Plant is unable to produce sufficient Ethanol quantities to meet Buyer's sales commitments, which sales commitments shall have been previously disclosed to Seller, and such inability to produce is not the result of Force Majeure, then in such case Buyer may purchase ethanol in the market place at such reasonable price and in such reasonable quantity as is required to meet its delivery obligations; provided, however, that prior to making such purchases, Buyer shall communicate the terms and conditions of such purchases to Seller and shall obtain the consent of Seller to such purchases which consent shall not be unreasonably withheld. If Buyer does so, and as a result thereof incurs a financial loss, Seller will reimburse Buyer for any such loss. Under such circumstances, if Buyer realizes a financial gain, it will pay such gain to Seller. Buyer will provide Seller written substantiation of such costs reasonably satisfactory to Seller as soon as practicable.

Section 7.4 Price Arbitrage Opportunities. Buyer agrees to promptly notify Seller of any and all price arbitrage opportunities where Seller may benefit from exchanging third party customers with another Ethanol supplier. Notice of the price arbitrage opportunity must reasonably describe the opportunity to Seller and indicate to Seller the time within which the opportunity must be accepted based on the circumstances of each opportunity. If Seller does not accept the opportunity within such time as set out by Buyer, the opportunity will be deemed rejected by Seller. If Seller accepts the price arbitrage opportunity and it results in proceeds remaining after all related and unrelated parties have received the agreed upon amounts necessary to affect the exchange [***].

ARTICLE VIII
TRANSPORTATION AND INSURANCE CHARGES

Section 8.1 Transportation of Ethanol; Termination for Breach. Buyer agrees to diligently pursue, secure and maintain all necessary agreements to receive and transport the Ethanol from the Delivery Point. Buyer shall be solely responsible for the arrangement of transportation. Buyer covenants to use its best efforts to obtain the best commercially reasonable prices after considering the price of transportation such that Seller achieves the highest net price possible after payment for Transportation Costs. Seller agrees that its only remedy for Buyer's breach of its obligation in the preceding sentence shall be to terminate this Agreement.

Section 8.2 Rail Shipment. If the Ethanol is being transported by rail, the cost of rail transportation will include, but not be limited to, all tank car lease agreements, freight from Delivery Point to destination, accessorial charges, fuel surcharges and excess empty mileage charges.

Section 8.3 Tank Cars. Seller has its own fleet (the “Fleet”) of leased Tank Cars. Murex will manage the Fleet and help Seller optimize the value of its Tank Cars. Buyer will provide Tank Cars as needed and if requested, at an agreed-upon rate, to bridge any time gap between when Tank Car leases expire and the Term of this Agreement.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

ARTICLE IX
STORAGE

Section 9.1 Storage Capacity. Seller shall at all times provide storage at the Plant for Ethanol, in an amount not less than ten (10) days of the Seller's estimated Ethanol production, which is estimated to be 2.7 million gallons.

ARTICLE X
PAYMENTS

Section 10.1 Purchase Price. Buyer shall pay to Seller the net Purchase Price for each Gallon of Ethanol Delivered under this Agreement as provided in Section 7.1(a) by direct wire transfer or electronic transfer to Seller’s designated bank account. The direct wire transfer or electronic transfer to Seller’s designated bank account (“Payment”) [***]. At the time of each Payment Buyer shall forward a statement to Seller setting forth in reasonable detail all third party buyer purchase terms including without limitation, the quantity of Ethanol sold, the purchase prices, and all Resale Costs, Transportation Costs and Commissions directly relating to such third party sale and purchase terms, and the quantity and price of Ethanol purchased by Buyer for its own account (if any).

Section 10.2 Interest. Subject to Article 13, if any party to this Agreement fails to pay all or any portion of the amount owing by that party when due, such unpaid amount will bear interest at a rate equal to one per cent (1%) per annum above the Prime Commercial Lending Rate as reported in the Wall Street Journal calculated daily from the date such amount is due hereunder until the date it is actually paid. Upon failure of a party to pay the unpaid amount including interest thereon within ten (10) days after the due date set out in this Agreement, the party to whom sums are due may upon giving seven (7) days' notice suspend in whole or in part its delivery or acceptance of Ethanol (as the case may be) hereunder until such outstanding amount has been paid in full.

Section 10.3 Audits. Any payment made pursuant to this Article will not preclude a party from subsequently auditing the accounts of the other on a once per year basis or at any time upon the occurrence of a default by such other party hereunder, as permitted in this Agreement.

ARTICLE XI
TITLE AND RISK OF LOSS

Section 11.1 Transfer of Title. Delivery occurs when the Ethanol is transferred to the transportation vehicle contracted by Buyer to take Delivery. Title and risk of loss or damage shall only pass from Seller to Buyer upon Delivery. Until Delivery occurs, Seller shall be deemed to be in control of and in possession of and shall have title to and risk of loss of the Ethanol.

Section 11.2 Liability Allocation. Buyer will have no responsibility, or liability with respect to any Ethanol deliverable under this Agreement until Delivery to Buyer as described in Section 11.1.

ARTICLE XII
REPRESENTATIONS, COVENANTS AND WARRANTIES

Section 12.1 Seller's Representations, Warranties and Covenants. Seller represents and warrants to Buyer, as of the Effective Date hereof and covenants to Buyer at all times during the term of this Agreement, as follows and acknowledges that Buyer is relying upon such representations, warranties and covenants in connection with the purchase of Ethanol under this Agreement:

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

(a)Subject to any security interest held by Seller's senior secured lender, Seller has title to all Ethanol delivered hereunder, it has the right to sell the same to Buyer, and the Ethanol is free from any liens or encumbrances;

EXCEPT AS PROVIDED IN SECTION 12.1(a), AND AS PROVIDED 1N ARTICLE 6 WITH RESPECT TO THE QUALITY OF ETHANOL TO BE DELIVERED, THERE ARE NO WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND SELLER HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)Seller covenants that it shall procure and maintain in force all licenses, consents and approvals required for its operation of the Plant and manufacture and sale to Buyer of the Ethanol under this Agreement and shall be solely responsible for and indemnify Buyer against any costs, liabilities or fines arising out of Seller's failure to comply with any applicable requirements of such licenses, consents and approvals.

(c)Seller covenants that it will maintain accurate and complete production and delivery records in a prudent and businesslike manner in accordance with sound commercial practices in respect of Ethanol produced by Seller at the Plant.

(d)Seller covenants that it will promptly notify Buyer of any actual or anticipated production downtime or disruption to Ethanol availability.

(e)Seller is a U.S. entity for purposes of state and federal income and excise taxes.

Section 12.2 Buyer's Representations, Warranties and Covenants. Buyer represents and warrants to Seller, as of the Effective Date hereof and covenants to Seller at all times during the term of this Agreement, as follows and acknowledges that Seller is relying upon such representations, warranties and covenants in connection with the sale of Ethanol under this Agreement.

(a)Buyer covenants that it will maintain or cause to be maintained accurate and complete records in a prudent and businesslike manner in accordance with sound commercial practices, of the selling prices described in Article 7 and the associated Transportation, Resale and other costs in respect of Ethanol purchased by Buyer from Seller.

(b)Buyer has not incurred and is not responsible to pay any commission or any finder's fee in respect of any of the transactions contemplated herein which commissions or finder's fees could in any manner be or become the responsibility of Seller.

(c)Buyer is a US entity for purposes of state and federal income and excise taxes.

(d)Buyer covenants that it shall procure and maintain in force all licenses, consents and approvals required for its purchase from Seller and resale of Ethanol hereunder and all its other obligations under this Agreement except for those licenses for which Seller is responsible under Section 12.1 (b), and shall be solely responsible for and indemnify Seller against any costs, liabilities or fines arising out of Buyer's failure to comply with the applicable requirements of such licenses, comments and approvals.

This indemnification shall survive the expiration or termination of this Agreement.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

ARTICLE XIII
FORCE MAJEURE

Section 13.1 Force Majeure. Subject to the other provisions of this Section, if either party is unable by reason of Force Majeure, as hereinafter described, to perform in whole or in part any obligation or covenant set forth hereunder, the obligations of both parties under this Agreement will be suspended or curtailed to the extent necessary for the period such Force Majeure condition continues. Where the Agreement is suspended or curtailed to the extent necessary the amount of time the Force Majeure is in effect will be added on to the Initial Term.

Section 13.2 Definition. For the purposes of this Agreement, Force Majeure will include any event or circumstance arising or occurring beyond the reasonable control of Seller or Buyer, including without limiting the generality of the foregoing:

(a)Any acts of God, including, but without restricting the generality thereof, lightning, earthquakes, storms, epidemics, pandemics, landslides, floods, fires, explosions or washouts.

(b)Any strikes, lockouts or other industrial disturbances of a regional or national character.

(c)Any acts of the enemies of the state, sabotage, wars, blockades, insurrections, riots, civil disturbances, arrests or restraints.

(d)Any freezing, explosions, craterings, breakage of equipment, forced maintenance shutdown, inability to obtain materials or equipment.

(e)Any orders of any court or government authority, which physically limit the production, transportation or sale of Ethanol or alter the specifications of Ethanol from that described in Schedule "A".

(f)Any acts or omissions (including failure to take Ethanol) of a transporter or carrier of Ethanol, which are caused by any event or occurrence of the nature described in this Section 13.2.

(g)Any other reasonable causes, whether of the kind herein enumerated or otherwise not within the reasonable control of the party claiming suspension and which, by the exercise of due diligence, such party could not have prevented or is unable to overcome.

Section 13.3 Labor Disputes. Notwithstanding anything to the contrary in this Article expressed or implied, the settlement of strikes, lockouts and other industrial disturbances will be entirely within the discretion of the party involved therein and such party may make settlement thereof at such time and on such terms and conditions as it may deem advisable and no delay in making such settlement will deprive such party of the benefit of Section 13.1.

Section 13.4 Sales during Force Majeure. During the period when Buyer declares Force Majeure, Seller shall have the right to sell and Deliver Ethanol to third parties on any terms and conditions Seller determines in its sole discretion.

Section 13.5 Exclusions. Force Majeure shall not include failure caused by lack of funds or lack of market for Ethanol deliverable hereunder by Seller to Buyer.

Section 13.6 Claiming Relief. A party claiming relief under this Article will not be entitled to the benefit of the provisions of this Article 13 hereof unless, as soon as reasonably possible after the
Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

happening of the occurrence relied upon, or as soon as possible after determining that the occurrence was in the nature of Force Majeure and would affect the claiming party's ability to observe or perform any of its covenants or obligations hereunder, the party claiming suspension gives to the other party notice to the effect that such party is unable, by reason of Force Majeure, to perform the particular covenants or obligations.

Section 13.7 Notice. The party claiming suspension will give notice as soon as reasonably possible when the Force Majeure condition has been or will be remedied to the effect that the same has been remedied and that such party has resumed, or is then in a position to resume, the performance of the suspended covenants or obligations.

Section 13.8 Termination for Force Majeure. In the event that Force Majeure shall continue for a period of twelve (12) months from the date the party claiming relief under this Article gives the other party notice, either party hereto shall have the right to terminate this Agreement by furnishing written notice to the other, with termination effective upon the expiration date of such twelve (12) month period. Upon such termination, each party shall be relieved from its respective obligations, except for obligations for payment of monetary sums which arose prior to the event of Force Majeure.

ARTICLE XIV
LIMITATION OF LIABILITY

Section 14.1 Limitation of Liability. In no event shall Buyer or Seller be liable to any party for any indirect, consequential, punitive or special damages, loss of business expectations, business interruptions or any damage to third parties arising in any way out of this Agreement or any breach thereof.

ARTICLE XV
AUDIT RIGHTS

Section 15.1 Records. Seller and Buyer will establish and maintain at all times, true and accurate books, records and accounts in accordance with generally accepted accounting principles applied consistently from year to year consistent with good industry practices, distinguishable from all other books and records, in respect of all transactions undertaken by such party pursuant to this Agreement.

Section 15.2 Audit.

a.During normal business hours, each party shall have the right to audit such books, records and accounts of the other party once per year or at any time upon the occurrence of a default by such other party.

b.Subject to paragraph (a) of this Section, through to the expiration of one (1) year following the expiration or termination of this Agreement, each party shall have the right to have a third party auditor, who will, be a member of a national U.S. chartered accounting firm, audit on such party's behalf the relevant accounts, books and records of the other party to the extent necessary in order to verify the accuracy of any statement, charge, computation or demand made under or pursuant to any of the provisions of this Agreement.

c.If any error is discovered in any statement rendered hereunder, such error will be adjusted within seven (7) days from the date of discovery, but no adjustment will be made for any error discovered more than one year after delivery and receipt of such statements.
Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

d.If a material difference from a statement rendered under this Agreement by any party is discovered by any audit, the party which rendered such statement will pay the costs of such audit. If no such material difference appears, the party requesting the audit of such statement will pay such costs.

ARTICLE XVI
NOTICES

Section 16.1 Notices. Except as herein otherwise provided, each notice, request, demand, statement, report and bill which must or may be given pursuant hereto will be in writing and may be mailed by prepaid first class mail (or equivalent), delivered by hand or sent by fax to the address or number indicated below:

(1)if to Seller:
Cardinal Colwich, LLC
523 East Union Avenue
Colwich, Kansas 67030.

With a copy to:
Cardinal Ethanol, LLC
1554 N. 600 E.
Union City, IN 47390
Attention: Jeff Painter
Email: jpainter@cardinalethanol.com

and

BrownWinick
666 Grand Avenue, Suite 2000
Des Moines, Iowa 50309
Attention: Miranda Hughes
Mandy.Hughes@BrownWinick.com

(2)if to Buyer:
Murex LLC
7160 North Dallas Parkway, Suite 300
Plano, TX 75024
Attention: Robert C. Wright and Mauricio Ramirez
Email: rwright@murexltd.com and mramirez@murexltd.com

(a)Copies shall be provided to such other person or address as shall be indicated by written notice in the case of a notice of default of termination.

(b)The date of receipt of each such notice, demand or other communication will be the date of delivery thereof if hand delivered, or, if given by mail as provided herein, will be deemed conclusively to be the fifth (5th) clear day after the same is so mailed, except in the event of disruption of the postal service in which event the notice, demand or other communication will be deemed to be received only when actually received and, if sent by email, be deemed to have been given or received on the first (1st) business day after it was so sent. Either party hereto may at any time and from time to time notify the other party in writing as to the change of address and the new address to which notice will be given to it thereafter until further changed.
Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

ARTICLE XVII
Confidential Information

Section 17.1 Confidential Information. The parties hereto acknowledge and agree that the parties may, in connection with the transactions contemplated by this Agreement, be provided with and/or have access to certain confidential and proprietary sensitive business information, and/or trade secrets of or relating to the other party, including, without limitation the following types of information (whether or not in writing or designated as confidential): current and proposed business arrangements and dealings with third parties, its business operations, financial information, markets, research, development, customer lists, process technology, formulas or compilations, equipment, procedures, purchasing, accounting, marketing, merchandising, selling, leasing, servicing, finances and business systems and techniques (hereafter collectively referred to as "Confidential Information"). Notwithstanding the foregoing, the following types of information shall not be included within the definition of Confidential Information hereunder: (a) information which, at the time of disclosure, is or was in the public domain; (b) information which, at the time of disclosure, is or was already in the other party's possession as substantiated in writing; and (c) information which, subsequent to the time of disclosure, enters the public domain without breach of this Agreement.

Section 17.2 Confidential Treatment. Each party hereby acknowledges and agrees that all such Confidential Information shall be and remain at all times throughout the term of this Agreement and thereafter, the other party's sole and exclusive property. Each party further covenants and agrees to, at all times during the term hereof and thereafter: (i) utilize such Confidential Information solely in connection with this Agreement, and not for the purpose of, directly or indirectly, soliciting customers, suppliers or employees, or in any way competing; (ii) treat, and cause such other party's officers, directors, agents, employees and representatives to treat, all such Confidential Information as confidential and proprietary sensitive business information, and as trade secrets; (iii) maintain policies and procedures designed to ensure the confidentiality and safekeeping of such Confidential Information; (iv) not, unless compelled by legal process, except with the other party's prior written consent, divulge, disclose or otherwise make any Confidential Information available to third parties.

Section 17.3 Return of Confidential Information. Upon the expiration or termination of this Agreement, for any reason whatsoever, each party shall promptly return to the other party all Confidential Information, including all copies thereof.

Section 17.4. Reasonableness; Injunctive Relief. The parties acknowledge and agree that the terms and provisions of this Section 17 relating to the treatment of Confidential Information, are reasonable in all respects, including, without limitation, geographic scope and duration and, if breached by either party, would cause irreparable harm to the other party hereto, for which damages would be difficult or impossible to calculate and, therefore, shall be enforceable by injunction or other equitable relief.

Section 17.5 Disclosure in SEC Filings. Notwithstanding any other provision contained in this agreement, Buyer acknowledges and agrees that the disclosure of this Agreement and the transactions contemplated hereby by Seller on a Form 8-K or other report filed with the Securities and Exchange Commission at any time after the date hereof will not be violation of this Section 17.

This Section 17 shall survive the expiration or termination of this Agreement.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

ARTICLE XVIII
INDEMNIFICATION

Section 18.1 Indemnification. Buyer shall indemnify, hold harmless and defend Seller and its affiliates, subsidiaries, parents and their respective directors, officers, shareholders, members, employees and agents against expenses actually and reasonably incurred in connection with the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), in which Seller and/or its employees, members, managers, officers or agents are made a party by reason of Buyer's services for Seller or acting in any manner pursuant to this Agreement, except that Buyer shall have no obligation to indemnify and defend Seller and/or its employees, members or agents for its and/or their act or omission that involve negligence, intentional misconduct or a violation of the law. Seller shall indemnify and defend Buyer and its employees, members, directors, officers and agents against expenses actually and reasonably incurred in connection with the defense of any Proceeding in which Buyer and/or its employees, managers, members, directors, officers or agents are made a party by reason of Seller and/or its employees', members', managers', officers' or agents' commission of an act or omission that involves negligence, intentional misconduct or a violation of the law. This section shall survive the termination of this Agreement.

This Section 18 shall survive the expiration or termination of this Agreement.

ARTICLE XIX
ADDITIONAL PROVISIONS

Section 19.1 Default. Subject to Article 13, if either party defaults in the performance of any term, covenant or condition under this Agreement, the other party may provide written notice to the defaulting party stating the nature of the default. If such default is not remedied within thirty (30) days after receipt of such notice except in the case of payment defaults or failure by Buyer to market and distribute Ethanol (which must be remedied within ten (10) days) the non-defaulting party shall have the remedies available under applicable law, and may terminate this Agreement. Notwithstanding any other provision of this Agreement, neither Seller nor Buyer may offset payments owing to them under this Agreement against payments owing by them. This Section shall not limit the ability of the parties to terminate this Agreement pursuant to other provisions of this Agreement to the extent permitted by such provisions. Further, if a party defaults in any material provision of this Agreement, unless and until such party cures such default in accordance with this Agreement, such defaulting party shall not be entitled to the benefits accorded it under this Agreement, and the non-defaulting party's obligations shall be suspended, during the pendency of such material default.

Section 19.2 Non-Waiver of Future Default. No waiver by either party of any default by the other party, in the performance of any of the provisions of this Agreement will operate or be construed as a waiver of any other or future default or defaults, whether of a like or of a different character.

Section 19.3 Assignment. Buyer may not assign this Agreement or any of its rights hereunder without the prior written consent of the other. Seller may assign this Agreement to any affiliate or related party. Provided however, Buyer hereby consents to the collateral assignment of the Agreement by Seller to a lender in connection with debt financing.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

Section 19.4 Documents. Each party to this Agreement shall perform any and all acts and execute and deliver any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

Section 19.5 Time. Time is of the essence with respect to the performance of each of the covenants and agreements herein set forth.

Section 19.6 Arbitration. Any dispute arising out of or in connection with this Agreement shall be submitted to arbitration. The arbitration shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be in Indianapolis, IN or such other place as may be agreed upon by the Parties. Both Parties shall attempt to agree upon one arbitrator, but if they are unable to agree, each shall appoint an arbitrator and these two shall appoint a third arbitrator. Expenses of the arbitrator(s) shall be divided equally between the Parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and shall be enforceable against the Parties in accordance with the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards, as amended.

Section 19.7 Inurement. This Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

Section 19.8 Entire Agreement. This Agreement together with the Assignment of Contract and together with Buyer's acknowledgment and consent to such assignment to the financing sources constitutes the entire Agreement between the parties with respect to the subject-matter contained herein and any and all previous agreements, written or oral, express or-implied, between the parties or on their behalf relating to the matters contained herein are hereby terminated and canceled.

Section 19.9 Modification. There will be no modification of the term and provisions hereof except by the mutual agreement in writing signed by the parties.

Section 19.10 Governing Law. The Agreement will be interpreted, construed and enforced in accordance with the procedural, substantive and other laws of the State of Indiana without giving effect to principles and provisions thereof relating to conflict or choice of law even though one or more of the parties is now or may do business in or become a resident of a different state.

Section 19.11 Compliance with Laws. This Agreement and the respective obligations of the parties hereunder are subject to present and future valid laws and valid orders, roles and regulations of duly constituted authorities having jurisdiction.

Section 19.12 Severability. If any provisions of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or enforceable any other provision of this Agreement or render the provision unenforceable in any other jurisdiction.

Section 19.13 Headings. The division of this Agreement into Articles, Sections, Subsections and Paragraphs or any other divisions and the inclusion of the various headings, is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 19.14 Furnishing of Information. The parties will, upon request, provide such additional information as may be reasonably required to allow the parties to efficiently and effectively carry out their respective obligations hereunder and to determine and enforce individual or collective rights under this Agreement.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

Section 19.15 Cumulative Remedies. Unless otherwise specifically provided herein, the rights, powers, and remedies of each of the parties provided herein are cumulative and the exercise of any right, power or remedy hereunder do not affect any other right, power or remedy that may be available to either party hereunder or otherwise at law or in equity.

Section 19.16 Faithful Performance. The parties shall faithfully perform and discharge their respective obligations in this Agreement and endeavor in good faith to negotiate and settle all matters arising during the performance of this Agreement not specifically provided for.

Section 19.17 No Partnership or Agency; Independent Contractor. This Agreement shall not create or be construed to create in any respect a partnership between the parties. Nothing contained in this agreement will make Buyer the agent of Seller for any purpose whatsoever. Buyer and its employees shall be deemed to be independent contractors, with full control over the manner and method of performance of the services they will be providing on behalf of Seller under this Agreement.

Section 19.18 Costs Borne by Each Party. Each of the parties to this Agreement shall pay its own costs and expenses incurred in the negotiation preparation and execution of this Agreement and of all documents referred to in it and in carrying out the transactions contemplated by this Agreement.

Section 19.19 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and constituted one and the same instrument.

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

BUYER:

MUREX LLC,
a Texas limited liability company

By:     /s/ Robert C. Wright
Robert C. Wright
President

SELLER:

CARDINAL COLWICH, LLC,
a Kansas limited liability company

By:     /s/ Jeffrey L. Painter
Name:         Jeffrey L. Painter
Title:         CEO & President

Cardinal Colwich and Murex
Ethanol Purchase and Sale Agreement April 4, 2024